Exhibit 99.1

  Reliance Steel & Aluminum Co. Reports 2005 First Quarter Results;
                        Record Quarterly Sales

    LOS ANGELES--(BUSINESS WIRE)--April 21, 2005--Reliance Steel & Aluminum Co. (NYSE:RS) reported today its financial results for the first quarter ended March 31, 2005. For the 2005 first quarter, net income was $46.4 million, up 55% compared with net income of $29.8 million for the same period in 2004. Earnings per diluted share were $1.41 for the quarter ended March 31, 2005, compared with earnings of $.92 per diluted share for the same period last year. Sales for the 2005 first quarter were a record $811.9 million, up 24% compared with 2004 first quarter sales of $655.8 million. The 2005 first quarter financial results include in cost of sales a pre-tax LIFO expense amount of $12.5 million, or $.24 per diluted share, compared with $27.5 million, or $.51 per diluted share in the 2004 first quarter.
    Chief Executive Officer, David H. Hannah, said, "During the 2005 first quarter, our average sales per day were the highest amounts in the history of Reliance. Our product diversification played an important role in our quarterly financial results. The percentage of total revenues from the higher-priced aluminum and stainless steel products increased and the percentage from carbon steel products decreased from the 2004 levels. Improved customer demand from the aerospace industry was the main driver of the additional sales of aluminum and stainless steel products. We have not seen any significant changes in demand from the other industries where we sell our products."
    "Our gross profit margins contracted slightly, as expected, mainly due to the decline in carbon steel prices. However, our operating profit increased 43% from the first quarter of 2004 and 25% from the fourth quarter of 2004. This was the result of a decrease in our operating expenses to 16.3% of sales compared to 19.7% and 18.1% in the first and fourth quarters of 2004, respectively," said Hannah.
    "Our $35.8 million of cash flow from operations resulted from our strong financial results and efficient working capital management and enabled us to reduce our net debt-to-total capital to 30.7% at March 31, 2005, compared to 33.6% at December 31, 2004. We are still excited about this favorable operating environment and are encouraged by the growth opportunities in our industry. At this time, we anticipate no significant changes in current business activity, but we do expect softness in carbon steel pricing to continue. We estimate earnings per diluted share for the 2005 second quarter in a range of $1.20 to $1.30," concluded Hannah.
    On February 16, 2005, the Company's Board of Directors declared a 29% increase in the regular quarterly cash dividend to $.09 per share of common stock. The dividend was paid on April 1, 2005 to shareholders of record March 11, 2005. In July of 2004, the quarterly dividend rate was increased 17%, or $.01 per share which, together with the $.02 per share February increase represents a 50% increase over the last three quarters. The Company has paid regular quarterly dividends for 45 consecutive years.
    Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the 2005 first quarter financial results for the period ended March 31, 2005. All interested parties are invited to listen to the webcast on April 21, 2005 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The webcast will remain on the Reliance Web site at: www.rsac.com through May 21, 2005 and a printed transcript will be posted on the Reliance Web site after the completion of the conference call.
    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of more than 100 locations in 30 states and Belgium, France and South Korea, the Company provides value-added metals processing services and distributes a full line of over 90,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 95,000 customers in various industries.
    Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's Web site at www.rsac.com. The Company was named to the 2005 Forbes Platinum 400 List of America's Best Big Companies and was also named as one of "America's Most Admired Companies" listed in the diversified wholesaler's category in the March 7, 2005 issue of Fortune.

    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.


                     RELIANCE STEEL & ALUMINUM CO.
                        SELECTED FINANCIAL DATA
           (In thousands except share and per share amounts)


                                                     Three Months
                                                    Ended March 31,
                                                 ---------------------
                                                    2005       2004
                                                 ---------   ---------
Income Statement Data:
Net sales                                         $811,907   $655,765
Gross profit                                       215,936    187,430
Operating profit (1)                                83,777     58,696
EBITDA (2)                                          92,243     67,684
EBIT (2)                                            81,081     56,638
Pre-tax income                                      74,780     49,158
Net income                                          46,363     29,839
EPS -- diluted                                       $1.41       $.92
Weighted average shares outstanding
 -- diluted                                     32,972,593 32,469,082
Gross margin                                          26.6%      28.6%
Operating profit margin (1)                           10.3%       9.0%
EBITDA margin (2)                                     11.4%      10.3%
EBIT margin (2)                                       10.0%       8.6%
Pre-tax margin                                         9.2%       7.5%
Net margin                                             5.7%       4.6%
Cash dividends per share                              $.09       $.06

                                                  March 31,  Dec. 31,
                                                    2005       2004
                                                  ---------  ---------
Balance Sheet and Other Data:
Current assets                                    $809,036   $733,229
Working capital (3)                                484,037    458,551
Net fixed assets                                   458,269    458,813
Total assets                                     1,638,033  1,563,331
Current liabilities (3)                            324,999    274,678
Long-term debt                                     351,600    380,850
Shareholders' equity                               873,519    822,552
Capital expenditures (year-to-date)                 10,798     35,982
Net debt-to-total capital (4)                         30.7%      33.6%
Return on equity (5)                                  22.6%      26.2%
Current ratio (3)                                      2.5        2.7
Book value per share                                $26.55     $25.18
Cash flow from operations per share (5)              $5.17      $3.73

(1) Operating profit is calculated as net sales less cost of sales, warehouse, delivery, selling, general and administrative expenses and depreciation expense.

(2) See Consolidated Statements of Income for reconciliation of
    EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

(3) The December 31, 2004 balances have been adjusted to reflect a balance sheet reclassification made as of March 31, 2005.

(4) Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).

(5) Calculations are based on the latest twelve months.


                     RELIANCE STEEL & ALUMINUM CO.
                      CONSOLIDATED BALANCE SHEETS
                  (In thousands except share amounts)

                                ASSETS
                                                March 31,    Dec. 31,
                                                  2005        2004
                                               ----------- -----------
                                               (Unaudited)
Current assets:
 Cash and cash equivalents                        $12,995     $11,659
 Accounts receivable, less allowance for
  doubtful accounts of $9,635 at March 31, 2005
  and $8,699 at December 31, 2004, respectively   371,869     329,991
 Inventories                                      383,149     349,779
 Prepaid expenses and other current assets         16,439      17,216
 Deferred income taxes                             24,584      24,584
                                               ----------- -----------
Total current assets                              809,036     733,229
Property, plant and equipment, at cost:
 Land                                              57,907      57,982
 Buildings                                        260,994     261,228
 Machinery and equipment                          378,121     370,229
 Accumulated depreciation                        (238,753)   (230,626)
                                               ----------- -----------
                                                  458,269     458,813

Goodwill                                          341,780     341,780
Other assets                                       28,948      29,509
                                               ----------- -----------
Total assets                                   $1,638,033  $1,563,331
                                               =========== ===========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                $204,181    $140,323
 Accrued expenses                                  18,790      17,561
 Accrued compensation and retirement costs         30,759      49,959
 Accrued insurance costs                           22,731      20,297
 Deferred income taxes                                138         138
 Current maturities of long-term debt              48,400      46,400
                                               ----------- -----------
Total current liabilities                         324,999     274,678
Long-term debt                                    351,600     380,850
Long-term retirement costs                         14,731      14,102
Deferred income taxes                              55,613      55,613
Minority interest                                  17,571      15,536
Commitments and contingencies                          --          --
Shareholders' equity:
 Preferred stock, no par value:
   Authorized shares -- 5,000,000
   None issued or outstanding                          --          --
 Common stock, no par value:
   Authorized shares -- 100,000,000
   Issued and outstanding shares -- 32,905,674
   at March 31, 2005 and 32,669,967 at
   December 31, 2004, respectively,
   stated capital                                 319,951     313,953
 Retained earnings                                552,936     508,147
 Accumulated other comprehensive income               632         452
                                               ----------- -----------
Total shareholders' equity                        873,519     822,552
                                               ----------- -----------
Total liabilities and shareholders' equity     $1,638,033  $1,563,331
                                               =========== ===========


                     RELIANCE STEEL & ALUMINUM CO.
                   CONSOLIDATED STATEMENTS OF INCOME
           (In thousands except share and per share amounts)


                                                    Three Months
                                                    Ended March 31,
                                               -----------------------
                                                   2005        2004
                                               ----------- -----------

Net sales                                        $811,907    $655,765
Other income, net                                     665         507
                                               ----------- -----------
                                                  812,572     656,272
Costs and expenses:
  Cost of sales (exclusive of depreciation
   and amortization shown below)                  595,971     468,335
  Warehouse, delivery, selling, general
   and administrative                             121,782     118,506
  Depreciation and amortization                    11,162      11,046
  Interest                                          6,301       7,480
                                               ----------- -----------
                                                  735,216     605,367
                                               ----------- -----------

Income before minority interest
 and income taxes                                  77,356      50,905
Minority interest                                  (2,576)     (1,747)
                                               ----------- -----------
Income from continuing operations
 before income taxes                               74,780      49,158
Provision for income taxes                         28,417      19,319
                                               ----------- -----------

Net income                                        $46,363     $29,839
                                               =========== ===========


Earnings per share:
Income from continuing operations - diluted         $1.41        $.92
                                               =========== ===========
Weighted average shares outstanding - diluted  32,972,593  32,469,082
                                               =========== ===========

Income from continuing operations - basic           $1.41        $.92
                                               =========== ===========
Weighted average shares outstanding - basic    32,781,391  32,293,160
                                               =========== ===========

Cash dividends per share                             $.09        $.06
                                               =========== ===========

                   Reconciliation of EBIT and EBITDA

Income from continuing operations
 before income taxes                              $74,780     $49,158
Interest expense                                    6,301       7,480
                                               ----------- -----------
EBIT                                               81,081      56,638
                                               =========== ===========
Depreciation and amortization expense              11,162      11,046
                                               ----------- -----------
EBITDA                                            $92,243     $67,684
                                               =========== ===========


                     RELIANCE STEEL & ALUMINUM CO.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                    Three Months Ended
                                                         March 31,
                                                    ------------------
                                                       2005     2004
                                                    --------- --------
Operating activities:
Net income                                           $46,363  $29,839
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
   Depreciation and amortization                      11,162   11,046
   Loss on sales of machinery and equipment              113       79
   Minority interest                                   2,576    1,747
   Tax benefit of stock options exercised              1,387      623
   Changes in operating assets and liabilities:
     Accounts receivable                             (41,878) (99,361)
     Inventories                                     (33,370) (24,968)
     Prepaid expenses and other assets                   553     (820)
     Accounts payable and accrued expenses            48,883   69,662
                                                    --------- --------
Net cash provided by (used in) operating activities   35,789  (12,153)

Investing activities:
Purchases of property, plant and equipment, net      (10,798)  (8,347)
Proceeds from sales of property and equipment            853      739
                                                    --------- --------
Net cash used in investing activities                 (9,945)  (7,608)

Financing activities:
Proceeds from borrowings                             111,000   96,000
Principal payments on long-term debt
 and short-term borrowings                          (138,250) (67,250)
Payments to minority shareholders                       (541)      --
Dividends paid                                        (2,961)  (1,940)
Exercise of stock options                              5,752    2,935
Issuance of common stock                                 246      236
                                                    --------- --------
Net cash (used in) provided by financing activities  (24,754)  29,981
Effect of exchange rate changes on cash                  246      143
                                                    --------- --------
Increase in cash and cash equivalents                  1,336   10,363
Cash and cash equivalents at beginning of period      11,659    2,166
                                                    --------- --------
Cash and cash equivalents at end of period           $12,995  $12,529
                                                    ========= ========

Supplemental cash flow information:

Interest paid during the period                       $3,965   $4,691
Income taxes paid during the period                   $1,149   $4,840


    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle
             Investor Relations
             713-610-9937
             213-576-2428
             kfeazle@rsac.com
             investor@rsac.com